UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2013

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Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Lincoln Park Transaction

On February 18, 2013, Cytomedix, Inc., a Delaware corporation (the “Company” or “Cytomedix”), entered into a purchase agreement (the “Purchase Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell to and Lincoln Park is obligated to purchase up to $15 million in shares of the Company’s common stock (“Common Stock”), subject to certain limitations, from time to time, over the 30-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed. The Company may direct Lincoln Park every other business day, at its sole discretion and subject to certain conditions, to purchase up to 150,000 shares of Common Stock in regular purchases, increasing to amounts of up to 200,000 shares depending upon the closing sale price of the Common Stock. In addition, the Company may direct Lincoln Park to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of the Common Stock is not below $1.00 per share. The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales (or over a period of up to 12 business days leading up to such time), but in no event will shares be sold to Lincoln Park on a day the Common Stock closing price is less than the floor price of $0.45 per share, subject to adjustment. The Company’s sales of shares of Common Stock to Lincoln Park under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of the Common Stock.

In connection with the Purchase Agreement, the Company issued to Lincoln Park 375,000 shares of Common Stock and is required to issue up to 375,000 additional shares of Common Stock pro rata as the Company requires Lincoln Park to purchase the Company’s shares under the Purchase Agreement over the term of the agreement. Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. There are no trading volume requirements or restrictions under the Purchase Agreement. Lincoln Park has no right to require any sales by the Company, but is obligated to make purchases from the Company as it directs in accordance with the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares.

The Company did not pay any expense reimbursement in connection with the transaction. There are no limitations on use of proceeds, financial or business covenants, participation rights, penalties or liquidated damages in the Purchase Agreement. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park under the Purchase Agreement will be used for general corporate purposes and working capital requirements.

The foregoing descriptions of the Purchase Agreements and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with execution of the agreements.

Common Stock and Warrant Registered Offering

On February 19, 2013, the Company entered into securities purchase agreements with certain institutional accredited investors, including certain current shareholders of the Company, to raise gross proceeds of $5,000,000, before placement agent’s fees and other offering expenses, in a registered offering. The Company will issue to the investors units of the Company’s securities consisting, in the aggregate, of 9,090,910 shares of the Company’s common stock and five-year warrants to purchase 6,363,637 shares of common stock. The purchase price paid by investors was $0.55 for each unit. Each warrant is immediately exercisable at $0.75 per share on or after February 22, 2013 and is subject to transfer restrictions, including among others, compliance with the state securities laws. The closing of the offering is expected to take place on or before February 22, 2013, subject to the satisfaction of customary closing conditions. Proceeds from the transaction will be used for general corporate and working capital purposes.

Burrill Securities LLC (“Burrill”) acted as a placement agent, on a “best efforts” basis, for this transaction. Pursuant to the terms of the Placement Agent Agreement by and between the Company and Burrill dated as of February 19, 2013, the Company has agreed to pay an aggregate cash fee in the amount of $350,000 (the “Placement Fee”). The Company has also agreed to reimburse up to $52,000 for expenses incurred by them in connection with the offering. In addition, the Company will grant to Burrill at the closing of this offering warrants (the “Burrill Warrants”) to purchase 136,364 shares of our common stock. The Burrill Warrants will have the same terms as the investor warrants in this offering, except that the exercise price will be 120% of the exercise price of the investor warrants and may also be exercised on a cashless basis. In addition, the Company engaged Barrington Research Associates, Inc. (“Barrington”) to act as a financial advisor to the Company in connection with the offering for which services the Company agreed to compensate Barrington by paying a cash fee in the amount of $120,000 payable out of the Placement Fee.

The offering was made pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-183704, the base prospectus originally filed with the SEC on August 31, 2012, as subsequently amended and as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on February 20, 2013).

The securities purchase agreements contain representations, covenants and other provisions customary for the agreements of this nature. In addition, such agreements provide for certain “piggy-back” registrations rights with respect to the Company’s securities (including shares to be issued upon warrant exercises) purchased in the offering by investors that are affiliates of the Company, such that the Company agreed, to the extent such affiliate investors are not able to resell such securities without restriction, to include such securities in its future registration statements, subject to applicable limitations. Also, to the extent that such securities have been not registered at the time the Company is required to file a registration statement in connection with the final milestone event relating to the February 2012 Aldagen acquisition, the affiliate investors will have the right to include such securities in such registration statement.

In connection with this offering, the Company and the Maryland Venture Fund (Maryland Department of Business and Economic Development), an investor in the above referenced offering (“MVF”), in compliance with MVF’s investment policies, agreed to execute a certain Stock Repurchase Agreement which requires the Company to repurchase the MVF’s investment, at MVF’s option, in the event the Company relocates its principal place of business outside Maryland or any executive officer of the Company is convicted of a felony; provided, however, that in the event that, at the time of either such event the Company’s securities are listed on a national securities exchange, the foregoing repurchase will not be triggered.

The foregoing descriptions of the Securities Purchase Agreement and the Investor Warrant are qualified in their entirety by reference to the full texts of the Securities Purchase Agreement and the Warrant copies of which are attached hereto as Exhibit 10.3 and 4.1, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such documents and agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with execution of the agreements.

MidCap Credit and Security Agreement and Related Agreements

On February 19, 2013, the Company (and its wholly-owned subsidiaries, Aldagen, Inc. and Cytomedix Acquisition Company, LLC) entered into a Credit and Security Agreement (the “Credit Agreement”) with Midcap Financial LLC (“Midcap”), that provides for an aggregate term loan commitments of $7.5 million. The Company expects to receive the first tranche of $4.5 million following satisfaction of certain closing conditions, including, among others, the completion of the Lincoln Park purchase agreement and the equity raise transaction, which is expected to occur on or about February 22, 2013. The second tranche of $3.0 million may be advanced to the Company, at the Company’s discretion, upon satisfaction of the following conditions: (i) if the Company achieves certain performance milestones for 2013 and (ii) raises an amount of not less than $5.0 million in the aggregate from (a) equity investors, and/or (b) partnership proceeds on or before July 31, 2013 (the “Capital Raise Event”).

The term loan will mature on August 19, 2016, and will be repaid on a straight-line amortization basis, with the first twelve months being an interest-only period and commencing on the thirteenth month the principal on both the first tranche and, if applicable, on the second tranche, will be amortized in equal monthly amounts through the maturity date.

In connection with the foregoing loan facility, the Company issued MidCap a seven-year warrant to purchase 1,079,137 shares of the Company’s common stock at the warrant exercise price of $0.70 per share. The exercise price and the number of shares issuable upon exercise of the warrant is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock, and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The warrant contains a cashless exercise provision. The warrant is not and will not be listed on any securities exchange or automated quotation system. MidCap is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Interest on the outstanding balance of the term loan is payable monthly in arrears at an annual rate of the one-month London Interbank Offered Rate (LIBOR), plus 8.0%, subject to a LIBOR floor of 3%, and is calculated on the basis of the actual number of days elapsed in a 360 day year. In the event the term loan is prepaid by the Company prior to the end of its term, the Company will be required to pay to MidCap a fee equal to an amount determined by multiplying the outstanding amount on the loan by 5% in the first year, 3% in the second year and 1% after that.

Amounts borrowed under the Credit Agreement are secured by a first priority security interest on all existing and after-acquired assets of the Company, including the intellectual property of the Company and its subsidiaries.

The Credit Agreement contains events of default and remedies customary for loan transactions of this sort including, among others, those related to a default in the payment of principal or interest, a material inaccuracy of a representation or warranty, a default with regard to performance of certain covenants, a material adverse change (as defined in the Credit Agreement) occurs, and certain change of control events. In addition, the failure to consummate the Capital Raise Event constitutes an event of default under the Credit Agreement. The Company would also be in default under the Credit Agreement in the event of certain withdrawals, recalls, adverse test results or enforcement actions with respect to the Company’s products. Upon the occurrence of a default, in some cases following a notice and cure period, MidCap may accelerate the maturity of the loans and require the full and immediate repayment of all borrowings under the Credit Agreement. The Credit Agreement also contains financial and customary negative covenants, including with respect to the Company’s ability to sell, lease, transfer, assign, grant a security interest in or otherwise dispose of its assets except in the ordinary course of business, or incur additional indebtedness.

The parties to the Credit Agreement also entered into several side agreements, including, an Intellectual Property Security Agreement, Subordination and Intercreditor Agreement, and Pledge Agreement to facilitate the transactions contemplated under the Credit Agreement. The Company also executed a Secured Promissory Note (the “Note”) in connection with and to evidence the Company’s obligation to repay all sums advanced by MidCap pursuant to the Credit Agreement. The Note contains other terms and provisions that are customary for instruments of this nature.

The Company plans to use the funds for general corporate and working capital purposes.

The foregoing descriptions of the Credit Agreement and the Warrant are qualified in their entirety by reference to the full texts of such agreements. Copies of the Credit Agreement and the Warrant are attached hereto as Exhibit 10.4 and 4.2, respectively, hereto and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such documents and agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with execution of the agreements.

Amendment to the Exchange and Purchase Agreement

On February 18, 2013, the Company and Aldagen Holdings, LLC, a North Carolina limited liability company (“Aldagen Holdings”), executed an amendment (the “Amendment”) to the February 8, 2012 Exchange and Purchase Agreement (the “Exchange Amendment”). The disinterested members of the Board reviewed and approved the terms and provisions of the Amendment. The purpose of the Amendment was to modify the terms of the post-closing consideration which was originally structured around the achievement of certain milestone events relating to the Company’s current ALD-401 Phase 2 clinical trials. The total number of 20,309,723 shares representing the post-closing consideration which Aldagen Holdings will be entitled receive as contemplated under the terms of the Exchange Agreement (the “Maximum Post-Closing Consideration”) remains unchanged. The terms of the Amendment are as follows:

(i) the second post-closing issuance of the Company’s common stock was reduced from 3,046,458 shares of the Company’s company stock (or 15% of the Maximum Post-Closing Consideration) to 1,523,229 shares of the Company’s common stock (or 7.5% of the Maximum Post-Closing Consideration), which issuance is contingent upon the enrollment requirements as provided in the FDA approved protocol for the ALD 401 Phase 2 trial; and

(ii) the third post-closing issuance of the Company’s common stock was increased from 16,247,779 shares of the Company’s company stock (or 80% of the Maximum Post-Closing Consideration) to 17,771,008 shares of the Company’s common stock (or 87.5% of the Maximum Post-Closing Consideration), which issuance is contingent upon favorable clinical efficacy for the ALD 401 Phase 2 trial as defined in the Exchange Agreement.

Release of the Worden Security Interest in the Licensed Patents

On February 19, 2013, the Company and Charles E. Worden Sr., an individual holder of security interest in patents pursuant to the Substitute Royalty Agreement, dated November 4, 2001 (the “SRA”), executed an Amendment to the SRA (the “SRA Amendment”) for the purposes of terminating and releasing the security interest and the reversionary interest under the terms of the SRA in exchange for the following consideration: (i) a one-time cash payment of $500,000 (to replace all future minimum monthly royalty payments), (ii) issuance of 250,000 shares of the Company’s common stock (the “Worden Shares”), and (iii) grant of the right to acquire up to 250,000 shares of the Company’s common stock pursuant to a seven-year warrant with the exercise price of $0.70 per share (the “Worden Warrant”). In addition, under the terms of the Amendment, Mr. Worden’s future annual royalty stream limitation was increased from $600,000 to $625,000. The exercise price and the number of shares issuable upon exercise of the Worden Warrant is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock, and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The Worden Warrants contain provisions that are customary for the instruments of this nature, including, among others, a cashless exercise provision.

Mr. Worden is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company therefore sold the Worden Shares and the Worden Warrant in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

JP Nevada Trust Note Amendment

On February 19, 2013, the Company and its wholly-owned subsidiary, Cytomedix Acquisition Company, LLC, on the one hand, and the holder of the April 28, 2011 $2.1 million secured promissory note (the “JP Trust Note”), JP’s Nevada Trust (the “Lender”), on the other hand, agreed, in consideration for subordination of its security interest under the JP Trust Note to that of MidCap pursuant to the terms of the Subordination Agreement, to amend the JP Trust Note to (i) extend the maturity date of such note to November 19, 2016 and (ii) expand the Lender’s second lien security interest under the Note to include the assets of the Company and Aldagen, Inc., the Company’s wholly-owned subsidiary, in addition to the previously secured assets of Cytomedix Acquisition Company, LLC. The parties also agreed to amend the vesting schedule on the Lender’s warrants issued by the Company in April 2011 such that the remaining 250,000 warrant shares are exercisable immediately. Finally, the Company agreed to issue the Lender a new warrant to purchase up to 266,666 shares at an exercise price of $0.70 per share vesting as follows: (i) 133,333 shares may be exercised only if the JP Trust Note has not been paid by the fourth anniversary of its issuance, and (ii) the remaining 133,333 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance.

As disclosed in the Company’s Current Report on Form 8-K relating to the original issuance of the JP Trust Note, the Company’s payment obligations with respect to $1.4 million under the JP Trust Note were guaranteed by certain insiders, affiliates, and shareholders of the Company, including David E. Jorden, Chairman of the Board of the Company (the “Guarantors”). In light of the foregoing changes to the Lender’s warrant vesting schedule and issuance of new warrants the Lender, as described above, the disinterested members of the Board also: (i) reviewed and approved amendments to the warrant vesting schedule on the Guarantors’ warrants (including those held by Mr. Jorden) issued by the Company in April 2011 such that the remaining 500,000 warrant shares are exercisable immediately and (ii) granted the right to the Guarantors to acquire up to 533,334 shares of the Company’s common stock pursuant to warrants at the exercise price of $0.70 per share, vesting as follows: (i) 266,667 warrant shares may be exercised only if the JP Trust Note has not been prepaid by the fourth anniversary of its issuance, and (ii) the remaining 266,667 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance (including 107,143 of the previously issued warrants held by Mr. Jorden, which will now vest immediately, and (i) 57,143 of his warrant shares may be exercised only if the JP Trust Note has not been paid by the fourth anniversary of its issuance, and (ii) the remaining 57,143 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance).

The warrant was sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof. The Lender and each of the Guarantors are “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

JMJ Financial Note Amendment and Subordination

On February 19, 2013, the Company and JMJ Financial (“JMJ”), the holder of certain convertible promissory notes issued by the Company (together, the “JMJ Notes”), agreed, in consideration of the subordination of JMJ’s rights and remedies under the JMJ Note to that of MidCap pursuant to the terms of the certain Subordination Agreement (the “JMJ Subordination Agreement”), to amend the JMJ Notes to extend the maturity date of the JMJ Notes to the later of (i) three years from the effective date of such notes or (ii) the date that is one business day following the date the MidCap loan is paid in full. In addition, JMJ converted $100,000 of the outstanding balance on one of the JMJ Notes into shares of the Company’s common stock and the Company remitted a payment in the amount of $370,000 to partially satisfy one of the JMJ Notes, with approximately $750,000 of the JMJ Notes to remain currently outstanding.

Item 2.02 Results of Operations and Financial Condition

The Company’s product sales in the fourth quarter of 2012 totaled $2,037,717.

The Company cautions shareholders and potential investors in the Company’s securities that the above- referenced financial data relating to the fiscal quarter ended December 31, 2012 should be considered preliminary. Stegman & Company, the Company’s independent public accountants, have not audited or reviewed such date and it is subject to further analysis, change and independent review. These results are subject to change, possibly material in nature, following completion of the audit for the year ended December 31, 2012 and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 in this Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 in this Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 in this Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On February 20, 2013, the Company issued a press release announcing the foregoing transactions and certain preliminary unaudited results for the fiscal year 2012. A copy of the press release announcing these results is being furnished as Exhibit 99.1 hereto and is hereby incorporated in this Item 8.01 in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Form of Investor Warrant.

4.2 Warrant.

5.1 Opinion of Cozen O’Connor.

10.1 Lincoln Park Purchase Agreement.

10.2 Lincoln Park Registration Rights Agreement.

10.3 Form of Investor Securities Purchase Agreement.

10.4 Credit and Security Agreement.

23.1 Consent of Cozen O’Connor (included in its opinion filed as Exhibit 5.1 hereto).

99.1 Press Release dated February 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin Rosendale
Martin Rosendale Chief Executive Officer

Date: February 20, 2013